Exhibit 10.18

Space reserved for recording purposes only

REAL ESTATE MORTGAGE

(WITH POWER OF SALE)

KNOW ALL BY THESE PRESENTS:

THAT LV PENINSULA HOLDING, LLC, a Texas limited liability company (“Mortgagor”) has mortgaged and hereby mortgages and grants a security interest to AUSTERRA STABLE GROWTH FUND, LP (“Mortgagee”) the following described real estate and premises situated in Bryan County, State of Oklahoma, to-wit:

Tract 1: All that part of Lots 1 and 2 lying North and East of the Railroad Right-of-way in Section 4, Township 7 South, Range 9 East of the Indian Base and Meridian, Bryan County, State of Oklahoma, according to the U.S. Government Survey thereof.

Tract 2: The S/2 SE/4 SE/4 and all of that part of the SW/4 SE/4 lying North and East of the A&C Railroad Right-of-Way in Section 33, Township 6 South, Range 9 East of the Indian Base and Meridian, Bryan County, State of Oklahoma, according to the U.S. Government Survey thereof, LESS AND EXCEPT a roadway and utility easement reserved over the North 80 feet of the West 60 feet of the SW/4 of the SE/4 of Section 33, Township 6 South, Range 9 East.

Tract 3: The N/2 SE/4 SE/4 of Section 33, Township 6 South, Range 9 East of the Indian Base and Meridian, Bryan County, State of Oklahoma, according to the U.S. Government Survey thereof with all buildings, structures and improvements of every nature thereon, and all fixtures, machinery, appliances, equipment, furniture and personal property of every nature located in or on, or attached to or used or intended to be used in connection with the operation of such property, including all additions, accessions, improvements and replacements of or to any of the foregoing, and the proceeds thereof, and all appurtenances thereto belonging, and all rents, royalties, issues, profits and other benefits therefrom (all of which is hereinafter collectively referred to as the “Property”), and warrant the title to the same,

TO HAVE AND TO HOLD the same unto the Mortgagee, and to its successors and assigns, forever, subject to the following terms, covenants, agreements and conditions:

1. Definitions. Capitalized terms used but not defined in this Mortgage have the meanings provided to them in the Loan Agreement of even date with this Mortgage (between Mortgagor, as “Borrower,” and Mortgagee, as “Lender” (as amended, restated, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Loan Agreement”).

2. Indebtedness and Covenants Secured by Mortgage. This Mortgage is given to secure the payment of certain indebtedness and the performance of certain covenants and agreements of the Mortgagor, as provided in this Mortgage, including without limitation the following:

A. Indebtedness. This Mortgage secures the payment of an indebtedness in the principal sum of Five Million and no/100 Dollars ($5,000,000.00), payable according to the terms of that certain Promissory Note, described as follows, to-wit:

Promissory Note dated March 30, 2023, executed by Mortgagor as the “Maker,” in favor of the Mortgagee, in the principal sum of $5,000,000.00, bearing interest at the WSJ Prime Rate (currently 8.00%) plus 5.50%, interest only payments based on the amount of principal advanced payable monthly beginning May 1, 2023, and continuing monthly thereafter until April 1, 2024, at which time all unpaid principal and accrued interest shall be due and payable. This Mortgage also secures the payment of all other and additional debts, obligations and liabilities of every kind and character of the Mortgagor now existing or hereafter arising in favor of the Mortgagee, and any renewals or extensions thereof, as well as any future advances and any advances made by Mortgagee pursuant to the terms and provisions hereof. Notwithstanding the foregoing, this lien of Mortgage shall be limited to the sum of $1,000,000.00, being the value of the Property described hereinabove.

B. Ad Valorem Taxes. The Mortgagor hereby agrees to pay any and all ad valorem taxes and special assessments of each and every nature against the Property, in a timely manner, and the Mortgagor covenants and agrees to and for the benefit of the Mortgagee that such taxes and assessments shall never become delinquent. In the event any such taxes shall be or remain unpaid for a period of thirty (30) days after payment thereof is due, the Mortgagee shall have the right, but not the obligation, to pay such taxes or assessments, and all interest and penalties then due thereon, and collect the same from the Mortgagor, with interest accruing thereto at the rate of ten percent (10%) per annum. This Mortgage further secures the obligation of the Mortgagor for the payment of all such taxes and assessments, and the payment to the Mortgagee of such taxes if paid by the Mortgagee, including interest and penalties as provided herein.

C. Condition of Property. The Mortgagor covenants and agrees to and for the benefit of the Mortgagee to keep the Property in good condition and repair and not to commit or allow waste to be committed on the Property, nor to demolish or alter the design or structural character of any of the buildings or other improvements (without the Mortgagee’s prior written consent), nor to remove any of the fixtures, improvements or personal property (without the Mortgagee’s prior written consent) except for the purposes of replacement or repair in the ordinary course of the Mortgagor’s business, and to comply with all orders and requirements of any governmental agency or authority with respect to the Property. In particular, the Mortgagor will comply with all environmental laws, rules and regulations, and no hazardous or toxic materials or substances shall be deposited upon or into nor stored within or on the Property. This Mortgage further secures the obligation of the Mortgagor pursuant to such covenants and agreements.

D. Insurance.

(1) Required Coverage. The Mortgagor further covenants and agrees to, at all times during the term of this Mortgage, continuously maintain casualty, public liability and other insurance coverage on the Property described in the Loan Agreement.

(2) Satisfaction of Insurance Requirements. All certificates of required insurance shall be reviewed and approved by the Mortgagee, which review shall include, without limitation, the insurance companies, the amounts, contents and form of certificates and expiration dates, and the issuance of a mortgagee’s loss payable endorsement in favor of the Mortgagee. The Mortgagee shall also be named as an additional insured upon request. Premiums on acceptable policies of insurance must be fully paid in advance, and evidence of payment shall be delivered to the Mortgagee prior to the execution hereof. Such policy or policies of insurance shall contain a clause that the insurer will not cancel or change the insurance without first giving the Mortgagee at least ten (10) days’ prior written notice. A copy of such policies of insurance shall be delivered to the Mortgagee prior to the execution hereof. In the event the Mortgagor shall fail to procure and to pay the premiums for such policy or policies of insurance, the Mortgagee shall have the right, following notice to the Mortgagor of the intention to do so (except in emergency cases), to procure and pay for such policy or policies and, upon demand therefor, the Mortgagor shall reimburse the Mortgagee in the amount of the premium thereof, together with interest accruing at the rate in effect under the Note.

If title to the Property is transferred, the Mortgagee shall have the right, but not the duty, as authorized agent for the Mortgagor, to assign the insurance to the grantee of title. In the event of loss under any such policies, the Mortgagor will give immediate notice to the Mortgagee. The Mortgagee may make proof of loss if not made promptly by the Mortgagor, and the Mortgagee shall have and is hereby specifically given full power to settle or compromise claims thereunder and to demand, receive and receipt for all moneys payable thereunder, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee, instead of to the Mortgagor and the Mortgagee jointly. The Mortgagor hereby irrevocably authorizes the Mortgagee to endorse on the Mortgagor’s behalf any items received in connection herewith, and such authorization is coupled with an interest. Such insurance proceeds or any part thereof received by the Mortgagee may, at the Mortgagee’s option, be applied upon the indebtedness secured hereby in such manner as the Mortgagee may elect, or be applied in restoring, rebuilding or repairing the property damaged, or be released to the Mortgagor. In the event of the foreclosure of this Mortgage or upon transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force will pass to the purchaser or grantee. This Mortgage further secures the obligation of the Mortgagor pursuant to such covenants and agreements.

E. Title and Priority of Mortgage. The Mortgagor further represents, warrants, covenants and agrees with the Mortgagee that this Mortgage is prior and superior to all other liens and encumbrances of every nature and kind whatsoever except taxes and assessments not yet due and easements and rights of way of record as of the date hereof. The Mortgagor will defend the title to the Property and the priority and validity of the lien of this Mortgage against all claims or demands whatsoever and will promptly pay and discharge any and all claims or liens which may subsequently be asserted against any portion of the Property which is then subject to the lien of this Mortgage. This Mortgage further secures such covenant and warranty of title and priority of this Mortgage.

F. Costs and Expenses. The Mortgagor further covenants and agrees that in the event that proceedings are initiated to foreclose this Mortgage, either judicially or by exercise of the power of sale, or if the Mortgagee or any holder hereof is compelled to defend the lien of this Mortgage or otherwise to enforce or protect the rights and interests of the Mortgagee or other holder hereunder, the Mortgagor will pay to the Mortgagee a reasonable attorneys’ fee and all costs or expenses incurred therein, including court costs, abstracting charges, insurance premiums and taxes, which this Mortgage also secures, and if judgment be entered for any purpose the judgment shall include an award in favor of the Mortgagee or other holder hereof for such fees, costs and expenses.

3. Security Agreement and Financing Statement. This Mortgage shall constitute a security agreement and financing statement under and in accordance with the provisions of the Uniform Commercial Code with respect to the Property. The Mortgagor will, from time to time and as often as requested by the Mortgagee, execute and deliver to the Mortgagee such financing statements and other supplemental security agreements as the Mortgagee may reasonably request in order to perfect the security interest created hereby. The Mortgagor hereby designates and appoints the Mortgagee as the Mortgagor’s agent and attorney-in-fact to do all acts and deeds reasonably necessary to perfect and maintain perfection of the lien and security interest created hereby.

4. Events of Default. The following matters shall constitute “Events of Default” hereunder, entitling the Mortgagee or any holder hereof to exercise its remedies therefor as provided herein:

(a) Default Under the Loan Agreement. The occurrence of an “Event of Default” as that term is defined under the Loan Agreement.

(b) Payment Default. The failure to make any of the installment payments due upon the Promissory Note described above, or the failure to make any payments due for any indebtedness, covenant or agreement provided herein as secured by this Mortgage;

(c) Performance Default. The failure by the Mortgagor or any owner or holder of an interest in any portion of the Property which is then subject to the lien of this Mortgage to perform any obligation or agreement provided herein, or if any warranty or representation made by the Mortgagor shall fail or be untrue;

(d) Foreclosure. The institution of any proceedings, either judicial or otherwise, for the foreclosure of any mortgage or other lien against any portion of the Property which is then subject to the lien of this Mortgage, and the pendency or continuation of such proceedings for a period of more than Twenty (20) days following the Mortgagee’s receipt of notice or knowledge thereof;

(e) Tax Sale or Certificate. The issuance by the County Treasurer of Bryan County, Oklahoma, by the Oklahoma Tax Commission, by the U.S. Internal Revenue Service, or by any other taxing authority having jurisdiction thereof, of either (i) any certificate or other notice of a delinquent tax obligation constituting a lien upon or against any portion of the Property which is then subject to the lien of this Mortgage, or (ii) any instrument purporting to constitute a sale or other transfer of title to or an interest in any portion of the Property which is then subject to the lien of this Mortgage, in connection with the enforcement of any obligation for the payment of taxes due for or against such portion of the Property;

(f) Bankruptcy, Insolvency, Incapacity, Receivership. With respect to any owner of any portion of the Property which is then subject to the lien of this Mortgage, the bankruptcy or insolvency of such owner, the assignment by such owner of its assets for the benefit of creditors, the incapacity of such owner, the appointment of a guardian or a receiver for or over such owner or its affairs, or the death or cessation of existence of any such owner (including the suspension by the cognizant governmental agency or entity of the authority of such owner to transact business in this state, or the failure of such owner to obtain such authority, if required to do so under applicable law).

5. Remedies upon Default. Upon any Event of Default as set forth herein, the Mortgagee may accelerate all sums due hereunder and foreclose this Mortgage at the option of the Mortgagee, except as limited by law, by either:

(a) Judicial Foreclosure. In accordance with the laws of the State of Oklahoma. In the event a judicial foreclosure is commenced to foreclose this Mortgage, the Mortgagee, and its successors or assigns, shall be forthwith entitled to immediate possession of the Property and may at once take possession of the same and receive and collect the rents, issues and profits therefrom, if any, and shall be entitled to have a receiver appointed to take charge of the Property during such litigation and period of redemption from sale thereunder, without the proof required by statute regardless of the value of the Property, accounting to the Mortgagor for the net income only, applying the same in payment of any part of the indebtedness secured hereby remaining unpaid, and the holder hereof shall in no case be held to account for rentals or damages other than for rent actually received.

(b) Sale without Judicial Foreclosure. In accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act and any acts amendatory thereto, which power of sale is hereby conferred upon the Mortgagee to sell the Property at public sale after giving the Mortgagor written notice in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act and all acts amendatory thereto. If the breach is not cured on or before the date specified in the Mortgagee’s notice to the Mortgagor, the Mortgagee at its option may declare all of the sums secured by this Mortgage to be immediately due and payable without further demand and may invoke the POWER OF SALE hereby granted and any other remedies permitted by applicable law. The Mortgagee shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Mortgage. The Mortgagee or any holder hereof or their designee may purchase the Property at any sale. The proceeds of the sale shall be applied in the following order: (i) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable attorneys’ fees; (ii) to all sums secured by this Mortgage; and (iii) the excess, if any, to the person or persons legally entitled thereto. Any sale pursuant hereto shall be held, advertised, conducted, continued, completed, closed and the proceeds of said sale distributed in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act and any acts amendatory thereto.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

(c) Exercise of all Uniform Commercial Code remedies as provided by law, including without limitation requiring the Mortgagor to assemble the Property or any portion thereof and make the same available to the Mortgagee at a place convenient to both parties, for the purpose of the Mortgagee’s taking possession thereof and selling the Property in accordance with the Uniform Commercial Code as in effect in the State of Oklahoma, as amended from time to time.

(d) Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in the Loan Agreement.

(e) Waiver of Marshalling; Additional Rights of Lender. Mortgagor waives any and all right to have the Property (and/or any other property that secures any of the loan) marshaled. In exercising its rights and remedies, Mortgagee may sell all or any part of the Property together or separately, in one sale or by separate sales. If an Event of Default occurs, Mortgagee may pursue any of its remedies and rights under this Mortgage with respect to the Property and Mortgagor to collect payment in full of the obligations secured by this Mortgage, regardless of whether Lender first proceeds against any other collateral for the obligations secured by this Mortgage. Additionally, Mortgagor acknowledges and agrees that, upon the occurrence of an Event of Default, Mortgagee, in its sole discretion, (i) may proceed against the Property pursuant to this Mortgage, or against any other party obligated under, or collateral for, the obligations secured by this Mortgage, as Mortgagee deems appropriate, and (ii) may exercise any right, power, or remedy to which it is entitled under the Loan Agreement simultaneously or separately, and in such order, as Mortgagee deems appropriate.

6. Waiver of Appraisement and Homestead. The Mortgagor, for said consideration, do further hereby expressly waive or not waive, at the option of the Mortgagee, appraisement of said real estate and all benefits of the homestead, exemption and stay laws in Oklahoma.

7. Time of the Essence. Time is of the essence of this Mortgage and the covenants and agreements contained herein.

8. Binding Effect. This Mortgage and the covenants and agreements herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, including all owners of title to or any interests in the Property.

9. Governing Law. This Mortgage and the obligations, covenants and agreements secured hereby shall be in all respects construed according to the laws of the State of Oklahoma.

10. Notices. Any notice, demand or request must be in writing and may be delivered in person or by certified mail at the following addresses:

If to Mortgagor:	If to Mortgagee:

LV Peninsula Holding, LLC	Austerra Stable Growth Fund, LP
990 Biscayne Boulevard, Suite 501	c/o Stallion Funding, LLC
Miami, Florida 33132	10119 Lake Creek Parkway, Ste. 202
Austin, Texas 78729

11. Counterpart Signatures. This instrument may be executed in multiple counterparts, each being deemed an original.

[Signature Page Follows]

THIS REAL ESTATE MORTGAGE has been executed and delivered effective as of the 30st day of March, 2023.

MORTGAGOR:

LV PENINSULA HOLDING, LLC, a Texas
limited liability company

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer and Authorized Agent

STATE OF TEXAS	)
	)	ss.
COUNTY OF TRAVIS	)

The foregoing instrument was acknowledged before me this 30th day of March, 2023, by Nicolai Brune, Chief Financial Officer and Authorized Agent of LV Peninsula Holding, LLC, a Texas limited liability company, for the uses and purposes therein set forth.

/s/ Laura Ann Pagnozzi
Notary Public

My commission expires: August 23, 2025

SIGNATURE PAGE

REAL ESTATE MORTGAGE